Exhibit 10.53

AMENDMENT No. 2

TO THE EMPLOYMENT AGREEMENT

This Amendment No. 2 (“Amendment”) to the Employment Agreement dated January 10, 2022 (the ''Agreement”) is made and entered into as of April 7, 2022, by and between La Rosa Holdings Corp., a Nevada corporation (the "Company"), and Brad Wolfe, an individual ("Executive"). Each of the Company and Executive is a “Party” to this Amendment and the Company and Executive, collectively, the “Parties” hereto.

RECITALS

WHEREAS, the Company and the Executive entered into the Agreement on January 10, 2022.

WHEREAS, the Company and the Executive desire to amend the Agreement to set forth additional terms, conditions and obligations of the Parties with respect to the Executive’s employment in the Company.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

1.	Section 1.4.3.i of the Agreement is hereby deleted in its entirety, and in its place the following is inserted:

“i. Grants. Effective on the date the Company’s common stock, $0.0001 par value per share (“Common Stock”) is first listed on the Nasdaq Capital Market or any other national securities exchange (“IPO date”), the Board of Directors of the Company (“Board”), or a committee thereof, shall grant the Executive 165,000 shares of restricted Common Stock of the Company, which shall be subject to a monthly vesting schedule and vest evenly over a 24 month period, commencing on the IPO date (collectively, the "Equity Awards"). In the event of the Executive's death, Disability (as defined herein) or Change of Control of the Company, any then- outstanding and unvested portion of Equity Awards described in this Section 1.4.3.i shall vest on the date of such event. "Change of Control" means the change in effective control of the Company as set forth in Treasury Regulation Section 1.409A-3(i)(5) (i), (v), (vi) or (vii) as determined by the Compensation Committee of the Board. The Equity Awards shall be issued at a per share price equal to the fair market value on the date of issue and will be subject to the terms and conditions of the 2022 Equity Incentive Plan that Executive has seen and approved prior to the execution of this Agreement. The parties hereby agree that the Equity Awards will vest only in case the Executive is employed by the Company on the IPO date.”

2.	The reference to clause (b) of Section 1.4.3.i in the Section 6.1 of the Agreement is hereby replaced with the reference to the Section 1.4.3.i.

3.	The Section 1.4.3.iii is hereby deleted in its entirety.

4.	Except as set forth above, all of the terms, conditions and provisions of the Agreement shall be and remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement. This Amendment shall be effective on the date set forth above.

[SIGNATURE PAGE TO THE AMENDMENT FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed on the date first written above.

“COMPANY”
LA ROSA HOLDINGS CORP.

/s/ Joseph La Rosa
Signature

Joseph La Rosa
Print Name

Chief Executive Officer
Title

“EXECUTIVE”
BRAD WOLFE

/s/ Brad Wolfe
Executive’s Signature